                                                                 EXHIBIT 10.11

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "AGREEMENT") is dated as of February 25th, 1999 by and between JENCOM DIGITAL TECHNOLOGIES, LLC, a Delaware Limited Liability Company ("JDT") and WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX OR PURCHASER").

                                    RECITALS

         A. JDT has developed, among other things, certain Internet software for camera movement and adjustment from a remote location; SNAPP; Power Broker and True Sound (further described in Exhibit A and"Assets", as further defined on schedule 1.1 below), and has been engaged among other things, in the business ("Business") of developing and marketing these Internet softwares.

         B. Purchaser desires to acquire a 50% membership interest in the Assets and Business, which for ease of reference herein shall be collectively referred to as the "Assets", on the terms and subject to the conditions set forth herein. Upon consummation of the transactions described by this Agreement, it is the intent of the parties that Purchaser shall have acquired all of the right, title and interest in and to 50% of all of the Assets including its pro rata share in the use and sale of the Assets.

         C. Upon signing of this Agreement, an individual or entity identified by JDT shall pay to WWWX three million ($3,000,000) dollars for 2,000,000 restricted shares of WWWX common stock, and WWWX agrees to use its best efforts to register these shares so that six months after date of delivery these shares are no longer restricted. Of the $3 million received by WWWX, it will contribute $900,000 to JDT (which will be responsible for the development and marketing of the Assets) within five (5) days of the date hereof for the further development of the Assets.


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         D. D.H. Blair Investment Group Corp. agrees to use its best efforts to arrange for the investment of $9 million (Nine Million Dollars) for 6 million restricted shares of the common stock of WWWX at a price of $1.50 per share within a 3 to 4 week period after closing of the transactions described in this Agreement, on the same terms and conditions as the original 2,000,000 shares described in the preceding paragraph C.

         NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. PURCHASE AND SALE

         1.1 AGREEMENT TO SELL. JDT shall sell, grant, convey, transfer, assign and deliver to Purchaser, upon the terms and subject to the conditions of the Agreement, a 50% membership interest in the Assets described in Schedule 1.1 hereto, free and clear of all liens, encumbrances and charges of any kind. As used herein, the " Assets" shall include all of JDT's right, title and interest in an to the Assets, whether tangible, intangible, real, personal or mixed, wherever located, and all equipment, inventories, accounts receivable, trade secrets, customer lists, goodwill, intellectual property, contracts, books and records, telephone numbers, licenses, permits, software, hardware and disks, data files (whether on disks or other media), logos, trademarks, tradenames, marketing materials, technology and technical know-how relating thereto.

         1.2 PURCHASE AND SALE. At the Closing, JDT shall deliver a Bill of Sale for the membership interest and Assets, and WWWX shall deliver the Purchase Price as defined herein.


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         SECTION 2. PURCHASE PRICE; NO ASSUMPTION OF LIABILITIES

         2.1 PURCHASE PRICE. The purchase price for the Assets set forth below (the "Purchase Price") shall be as follows:

         (a) WWWX shall issue and deliver to JDT two million (2,000,000) restricted, fully paid and non-assessable shares of the common stock of WWWX (the "WWWX Stock"), which shares are being issued in accordance with all applicable Federal and State securities laws, regulations and restrictions, and shall bear a restrictive legend restricting their transferability in accordance with the terms.

         (b) As additional consideration hereunder, WWWX shall issue three million (3,000,000) additional restricted shares of WWWX common stock to JDT immediately upon the earliest to occur of: (i) a bona fide, independent, mutually agreeable qualified third party valuation of $30,000,000 for the Assets, or (ii) the Assets produce an aggregate of $2,000,000 profit before taxes during an 18 month period or (iii) a US Patent issued in the next 12 months for the ICUC product.

         2.2 NO ASSUMPTION OF LIABILITIES. WWWX is not assuming or agreeing to pay or discharge any of the liabilities and obligations of JDT in existence prior to the date hereof, whether or not associated with or arising out of the Business, and nothing in this Agreement or otherwise shall be construed to the contrary. All such liabilities and obligations, whether known or unknown, direct or contingent, in litigation or threatened or not yet asserted with respect to any aspect of the Business or otherwise are an shall remain the responsibility of JDT. Without limiting the generality of the foregoing, JDT shall remain specifically responsible for (a) any liabilities with respect to any federal, state, local or foreign income, franchise or other tax, fine, interest and/or penalty accrued prior to the date hereof, (b) any obligation for any employee grievance pending at the Closing Date, the date of execution of the Agreement, or accruing prior to the Closing Date, (c) any obligation with respect to any litigation accruing or arising prior to the Closing Date, and (d) any obligations for trade accounts payable owed on the Closing Date. Further, in no event shall WWWX or Purchaser assume or incur any liability or obligation with respect to any income or


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other tax payable by JDT incident to or arising as a consequence of the consummation by JDT of this Agreement or any cost or expense incurred by JDT incident to or arising as a consequence of such consummation of the negotiations in connection with this Agreement.

         SECTION 3. CLOSING; TRANSFER PROCEDURES

         3.1 CLOSING. The closing of the sale and purchase of the Assets (the "CLOSING") shall be held at 5:00pm, local time, on the date hereof, which is, February 26, 1999 (the "CLOSING DATE"), or on such other date and at such other time or place as the parties may agree in writing.

         3.2 TRANSFER OF THE ASSETS. At the Closing, JDT shall deliver to WWWX such bills of sale, endorsements, assignments and instruments of conveyance and transfer, in form and substance reasonably satisfactory to WWWX, as shall be reasonably required to vest in Purchaser all of JDT's right, title and interest in and to the Assets free and clear of all liens and encumbrances as provided in
Section 3.4.

         3.3 PURCHASE PRICE. At or within five (5) business days after the Closing. WWWX shall issue and deliver to JDT the WWWX Stock, in accordance with
Section 2 hereof.

         3.4 NO RELEASE OF LIENS NECESSARY. JDT represents and warrants that there are no liens on the Assets and that accordingly, no release of lien is necessary.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF JDT

         JDT hereby represents and warrants to WWWX, intending for WWWX to rely hereon, as follows:

         4.1 ORGANIZATION AND GOOD STANDING. JDT is a Limited Liability Company duly


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organized, validly existing and in good standing under the laws of the State of
Delaware. There are no outstanding options or rights to purchase or otherwise acquire any interest in JDT of any kink or character, or any rights or interests convertible into or exchangeable for, or otherwise entitling anyone to acquire any such interest JTD has the authority to execute, deliver and perform by all requisite corporate actions the transaction described herein.

         4.2 TITLE TO JDT ASSETS. JDT owns, and has good marketable title to, or has valid licenses to manufacture, use, and sell all of the Assets, including without limitation its software and all related technical information and other intellectual property rights necessary to the conduct of the Business (collectively, the "TECHNOLOGY"), free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever. In particular, and not in limitation of the foregoing:

         (a) the Technology does not and will not contain any "backdoor" or concealed access or any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take any action) by or on behalf of JDT or others, will cause the Technology to be destroyed, erased, damaged or otherwise made inoperable;

         (b) the Technology is owned by JDT exclusively and to JTD's best knowledge, without infringing upon, or misusing, misappropriating or otherwise acting adversely to, the right or the claimed right of any person or entity under or with respect to the Technology or any part thereof;

         (c) JDT has not received any notice of any claim of infringement or violation of any third party's copyrights, patents, trade secrets, trademarks or other proprietary rights relating to the Technology nor, to the knowledge of JDT, does any basis for any such claim of right or interest in the Technology or otherwise adverse to JDT's unqualified right to exclusively own and fully utilize the Technology exist;

         (d) There are no pending, to JDT's knowledge, or threatened suits, legal proceedings,


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claims or governmental investigations against or with respect to the Technology or any component thereof;

         (e) there are no licenses, assignments, instruments of transfer, pledges, encumbrances or agreements that are currently outstanding or in effect whereby any interest in or to the Technology has been licensed, assigned, transferred, pledged or otherwise conveyed to any person or entity;

         (f) to JDT's best knowledge, neither the use and development of the Technology, nor the offer for sale, sale and use of services related to the Technology, infringes or will infringe upon any intellectual property right of any third party anywhere in the world;

         (g) to JDT's best knowledge, neither the use and development of the Technology, nor the offer for sale, sale and use of services related to the Technology, infringes or will infringe upon any intellectual property right of any third party anywhere in the world;

         (h) there are no outstanding agreements, contracts, understandings, confinements or encumbrances, whether oral or written, inconsistent with the provisions of this Agreement, whether made or entered into by JDT or otherwise;

         (i) to JDT's best knowledge, no information relating to the Technology has been disclosed in a manner as to become available to the public;

         (j) the Technology will perform in substantial conformity with its specifications as identified in any and all documentation provided to WWWX and Purchaser; and

         (k) to the knowledge of JDT the Technology is and will be free from defects in operation or otherwise relating to the year 2000, date data values, and century correct date data interface values, and all such information technology and computer software will accurately process date and time data (including but no limited to, calculation, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and


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leap year calculation, and when used in combination with other information technology, will accurately process date and time data if the other information technology exchanges dated and time data with it.

         4.3 TAX MATTERS. JDT has received no notice of, and to its knowledge, there is no, pending or to its knowledge threatened proceeding or claim by any governmental agency for assessment or collection of taxes from JDT.

         4.4      LITIGATION :

         (a) There is no dispute, claim, action, suit, proceeding, arbitration or governmental investigation, either administrative or judicial, pending, or to the knowledge JDT threatened, against JDT, the Business or the Assets; and

         (b) JDT is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse change in the financial condition of JDT, the Business or the Assets.

         4.5 BUSINESS PLAN. JDT has delivered to WWWX copies of the ICUC Business Plan. JDT reps and warranties that, to the best of its knowledge, the information is accurate, and correct with no material omissions.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. To its knowledge JDT has no material liabilities or obligations accrued, absolute, contingent or otherwise, except as consistent with past business practice, or in the normal and ordinary course of the Business. For purposes of this Agreement, material means any one matter which could exceed $50,000.

         4.7 INTANGIBLE ASSETS. Schedule 4.7 sets forth a list of (a) all patents, copyrights,


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trade names, trademarks, service marks and names (registered or unregistered), and applications and registrations therefore, (b) all research, development and commercially practiced processes, trade secrets, know-how, inventions, and engineering and other technical information, (c) all computer programs, software and data bases owned by or licensed to JDT, (d) all information, drawings, specifications, designs, plans, financial, marketing and business data and plans, other proprietary, confidential or intellectual information or property and all copies and embodiments thereof in whatever form or medium and (e) all customer and membership lists of JDT (collectively, "INTANGIBLE ASSETS") as well as a list of all registrations thereof and pending applications therefore. Each of the Intangible Assets listed on such schedule as being owned by JDT is owned by JDT free and clear of any and all liens and encumbrances and, to the knowledge of JDT, no other person or entity has any claim of ownership with respect thereto. JDT has adequate licenses or other valid rights to use all of the Intangible Assets which it does not own and which are material to the conduct of the Business. To its best knowledge, JDT's use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other person or entity, nor is any other person or entity infringing upon, violating or interfering with any intellectual property rights of JDT.

         4.8 COMPLIANCE WITH LAWS. JDT has complied with and is not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, safety, employee benefit, health or price or wage control law, ordinance, rule, regulation or order) applicable to the Business, or the assets, which materially adversely affect, the Business or the Assets.

         4.9 AUTHORIZATION. The execution and delivery of this Agreement, and the sale, transfer and other actions described herein have been duly authorized, by all necessary action of JDT's Board of Directors, and neither the execution and delivery of this Agreement nor the consummation of the transactions described in the Agreement by JDT constitutes a violation or breach of applicable law or any contract or instrument to which JDT is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable or them, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which JDT is a party or by which it is bound. Without limiting the generality of the foregoing provisions, the execution and delivery by JDT of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any agreement, instrument or policy to which JDT is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court of governmental authority to which JDT is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by JDT and constitutes the legal, valid and binding obligation of JDT enforceable in accordance with its terms.

         4.10 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of, JDT in connection with the execution and delivery by JDT of this Agreement, or the compliance by JDT with any of the provisions hereof.

         4.11 INVESTMENT REPRESENTATIONS.

         (a) the shares of WorldWide Web NetworX, "WWWX" Stock being acquired by JDT are intended to be and are being acquired solely for JDT's account without a view to the current distribution or resale thereof, and JDT does not have any contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of such shares in any manner to any person or entity;

         (b) JDT will not sell, transfer or otherwise dispose of any of the shares of WWWX Stock being acquired by JDT, in any manner, unless at the time of such transfer: (i) a registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and under all other applicable securities laws is in effect with respect to the shares of the WWWX Stock to be sold, transferred or disposed of, and JDT complies with all of the requirements of the Securities Act and such other applicable securities laws with respect to the proposed transaction; or (ii) JDT has obtained and has


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provided to WWWX satisfactory evidence that the proposed sale, transfer or disposition does not require registration under the Securities Act or such other applicable securities laws;

         (c) the shares of WWWX Stock being acquired by JDT have not been issued by WWWX pursuant to a registration under the Securities Act. No federal or state agency has approved or disapproved the shares of WWWX Stock being acquired by JDT for investment or any other purpose. All of the shares of WWWX Stock being acquired by JDT have been issued and sold to JDT in reliance upon a specific exemption from the registration requirements of the Securities Act which depends, in part, upon the accuracy of JDT representations, warranties and agreements set forth in this Agreement; and

         4.12 DISCLOSURE. No representation or warranty by JDT in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

         SECTION 4A.  PATENTS AND INTELLECTUAL PROPERTY AND RIGHTS

         JDT agrees to give full aid and cooperation with respect to the preparation, filing, prosecution, and issuance of patent(s) and patentable rights in countries selected by WWWX as well as matters relating to intellectual property rights of said Assets.

         SECTION 5.  REPRESENTATIONS AND WARRANTIES OF WWWX

         WWWX hereby represents and warrants to JDT, intending for JDT to rely hereon, as follows:

         5.1 ORGANIZATIONAL AND GOOD STANDING. WWWX is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 AUTHORIZATION. The execution and delivery of this Agreement and other actions described herein have been duly authorized by all necessary action of the Board of Directors and shareholders of WWWX, and neither the execution and delivery of this Agreement nor the consummation of the transactions described herein by WWWX constitutes a material violation or breach of applicable law or any contract or instrument to which WWWX is a party or by which it is bound, or any order, writ, injunction, decree or judgment applicable to WWWX, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any material contract or instrument to which WWWX is a party or by which it is bound, or conflicts with or violates any provision of the Articles of Incorporation or by-laws of WWWX. Without limiting the generality of the foregoing provisions, the execution and delivery by WWWX of this Agreement and the consummation of the transactions described herein will not (i) result in a violation or default or give to any other person any rights, including rights of termination, cancellation or acceleration under any applicable law, rule or regulation, any material agreement, instrument or policy to which WWWX is a party or may be bound, (ii) result in any judgment, order, injunction, decree or ruling of any court of governmental authority to which either is a party or subject or (iii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done. This Agreement has been duly executed and delivered by WWWX and constitutes the legal, valid and binding obligation of WWWX enforceable in accordance with its terms.

         5.3 POTENTIAL SALE OF SUBSIDIARY TO A NYSE COMPANY. WWWX is in negotiation to sell one of its subsidiaries to a New York Stock Exchange Company. There can be no assurance that this negotiation will result in a completed transaction. But, if this transaction concludes, then WWWX will receive stock from the transaction. WWWX anticipates declaring a dividend in connection herewith whereby the WWWX shareholders as of the date of closing of that transaction will receive shares in the NYSE Company in proportion to their WWWX share holding.

         5.4 CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of WWWX in connection with the execution and delivery by of this Agreement, or the compliance by WWWX with any of the provisions hereof.

         5.5 DISCLOSURE. No representation or warranty by WWWX in this Agreement or in any other Exhibit, Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain at Closing any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.

         SECTION 6.  FEES AND EXPENSES

         6.1 EXPENSES OF THE TRANSACTION. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions described herein.

         SECTION 7. POST-CLOSING MATTERS.

         7.1 FURTHER ASSURANCES. At the request of either party hereto, at any time and from time to time the other party shall, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, as the case may be, all such further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and will do or cause to be done all acts or things as often as may be proper or necessary or advisable for better assuring, conveying, transferring and assigning the Assets (including, without limitation, the Technology), and effectively to carry out the intent hereof, and to vest in WWWX the entire right, title and interest in and to all of the Assets. Without limiting the generality of the foregoing, JDT agrees to furnish to Purchaser, or its successors and assigns, all data, formulae, models, programs, software, notes, documents and all other information regarding the Technology, to utilize the Technology and to enable its attorneys to evaluate and properly protect the Technology.

         7.2 RESPONSIBILITY FOR LITIGATION. JDT shall be responsible for all present or future litigation and claims for injury and related expenses arising out of the conduct of the Business and the Assets up to the time of Closing.

         7.3 TRADE SECRETS. JDT shall not at any time after the Closing use for its own benefit, or divulge to any other person, firm or corporation, any confidential information or trade secrets relating in any way to the Business, for the purposes hereof, the term "CONFIDENTIAL INFORMATION" means any and all information related to the Technology, customer and marketing relationships, and business and financial information of the Business.

         SECTION 8.  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         8.2 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written approval of the other party which shall not be unreasonably withheld. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, WWWX, JDT and their respective heirs, personal representatives, successors and assigns.

         8.3 HEADINGS FOR REFERENCE ONLY. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

         8.4 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by confirmed fax, personally, or by recognized overnight courier, or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other pursuant to this provision):

         If to WWWX:       WorldWide Web NetworX Corporation

                                3000 Atrium Way, Suite 202

                                Mt. Laurel, NJ  08054

                                Attention: Robert D. Kohn

                                Fax no. (609) 627-6893

         If to JDT:             c/o Jencom Digital Technologies, LLC

                                220 West 19th Street

                                New York, NJ 10011

                                Attn: Henry Kauftheil

         8.5 ENTIRE AGREEMENT AND AMENDMENT. This document and the Exhibits and Schedules hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, understandings, representations and warranties between the parties and may not be amended except by written instrument executed by the parties hereto.

         8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

FACSMILIE SIGNATURES SHALL BE ACCEPTED AS ORIGINALS

ATTEST:  WORLDWIDE WEB NETWORX CORPORATION


By:                            By: //s// ROBERT KOHN
   -----------------------        --------------------------
         Title:                Title:   President


ATTEST:                    JENCOM DIGITAL TECHNOLOGIES, LLC


By:       MANAGER            By: //s// KENRY KAUFTHEIL
    ----------------------      ---------------------------
         Title:              Henry Kauftheil, Manager

                                  SCHEDULE 1.1

The business and assets of ICUC as described in the attached business plan are the only business and assets being sold hereunder including those described in Exhibit A.

All business and assets as described on Exhibit A

                                  SCHEDULE 4.7

None.

                                    EXHIBIT A

SNAPP

SNAPP is a user-friendly system that builds an extended educational facility, enabling educators, students, and parents to continuously participate in a variety of school activities both curricular and extracurricular in an interactive multimedia environment. The SNAPP application is designed to give each school the flexibility to build and update a complete interactive school Website utilizing leading edge web technologies. Sections such as school news, calendar, sports, clubs, student and faculty members (including photographs) come together within one source - all free of charge to the school. Specialty plug-ins includes a multimedia yearbook, fund raising programs, and a school CD-ROM creator.

POWER BROKER

Effectively competing in the institutional broker market requires the appropriate tools to manage trading communities and business processes. JenCom Digital Technologies new software program, POWER BROKER, meets this need. POWER BROKER provides fund managers with the tools necessary to establish cross-department (research, sales and trading) business functions that lead to effective order execution as well as accurate forecasting and fund performance tracking.

In addition, the software precision provides bankers with client-level detail, inclusive of prompting for portfolio performance and coupon maturity dates. This allows the banker to more effectively manage and service individual accounts.

POWER BROKER provides companies with fully customizable environments and runs on, but is not limited to, the Oracle database, which has been chosen by industry leaders to be the next-generation database system software for the banking industry. POWER BROKER is a leading edge communications and trading system that produces immediate increases in efficiency and productivity.

                                    EXHIBIT A

ICUC

This business and assets of ICUC as descried in the attached business plan

TRUE SOUND

TRUE SOUND is an innovative sound compression system designed to accommodate the sensitivity of the human ear, thus, providing the TRUE SOUND. Currently, audio compression and transference technology does not have the functionality to compress sound waves over the Internet or in other forms of multimedia without deleting a portion of the sound quality (i.e. bass, treble, etc.). TRUE SOUND utilizes a new advanced mathematical model for sound compression. Targeted at software developers, audio studios, live Internet broadcasting as well as sound libraries, TRUE SOUND offers the highest level of quality available to meet the market need.

                                  BILL OF SALE

JenCom Digital Technologies, LLC, a Delaware limited liability company, does hereby forever sell, transfer, convey and assign a 50% membership interest in all of its right, title and interest in and to the assets set forth on Schedule "A: attached hereto for the consideration set forth in the Acquisition Agreement being executed and delivered simultaneously herewith.

                                      JenCom Digital Technologies, LLC

                                           By: //s//HENRY KAUFTHEIL
                                               ----------------------------
                                           Henry Kauftheil, Manager